Exhibit (h)(5)(iv)

AMENDMENT TO SERVICE AGREEMENT

This Amendment to the Service Agreement (this “Amendment”) is entered into and effective as of the 30th day of April, 2021, amending that certain Service Agreement effective January 1, 2008, as such may have been amended and modified in writing (the “Agreement”) by and among State Street Bank and Trust Company (the “Service Provider”), Pacific Life Fund Advisors LLC (the “Adviser”), Pacific Life Insurance Company (the “Administrator”) and Pacific Select Fund (the “Fund”, and together with the Adviser, the Administrator and the Services Provider, the “Parties”, and each a “Party”).

WHEREAS, the Parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, in further consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1.      Amendment to Schedule A in the Agreement. The Parties hereby delete Schedule A of the Agreement in its entirety and replace it with Schedule A attached hereto, effective as of the date hereof, which may be supplemented or modified by the Parties from time to time in writing, which upon execution and delivery shall form a part of the Agreement.

2.      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

3.      One Agreement. Except as amended herein, no other terms or provisions of the Agreement are amended or modified by this Amendment. Upon the execution of this Amendment, this Amendment and the Agreement shall form one agreement.

4.      Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

5.      Defined Terms. Terms used but not defined herein shall have meaning ascribed to them in the Agreement.

[Remainder of Page Intentionally Left Blank]

Information Classification: Limited Access

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

State Street Bank and Trust Company

By:	/s/ Michael A. Foutes
Name:	Michael A. Foutes
Title:	Managing Director

Pacific Life Insurance Company

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

Pacific Life Fund Advisors LLC

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

Pacific Select Fund

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

Information Classification: Limited Access

SCHEDULE A

TO SERVICE AGREEMENT

LIST OF PORTFOLIOS COMPRISING PACIFIC SELECT FUND

Effective as of April 30th, 2021

U.S. Fixed Income Portfolios

INFLATION MANAGED PORTFOLIO
MANAGED BOND PORTFOLIO
HIGH YIELD BOND PORTFOLIO
SHORT DURATION BOND PORTFOLIO
DIVERSIFIED BOND PORTFOLIO
FLOATING RATE INCOME PORTFOLIO
CORE INCOME PORTFOLIO
INTERMEDIATE BOND PORTFOLIO

U.S. Equity Portfolios

SMALL CAP EQUITY PORTFOLIO
MAIN STREET CORE PORTFOLIO
EQUITY INDEX PORTFOLIO
GROWTH PORTFOLIO
SMALL CAP GROWTH PORTFOLIO
SMALL CAP INDEX PORTFOLIO
MID CAP EQUITY PORTFOLIO
LARGE CAP VALUE PORTFOLIO
DIVIDEND GROWTH PORTFOLIO
FOCUSED GROWTH PORTFOLIO
VALUE PORTFOLIO (formerly named Comstock Portfolio)
LARGE CAP GROWTH PORTFOLIO
SMALL CAP VALUE PORTFOLIO
MID CAP GROWTH PORTFOLIO
MID CAP VALUE PORTFOLIO
VALUE ADVANTAGE PORTFOLIO
HEDGED EQUITY PORTFOLIO

Sector Portfolios

REAL ESTATE PORTFOLIO
HEALTH SCIENCES PORTFOLIO
TECHNOLOGY PORTFOLIO

Pacific Dynamix Underlying Portfolios

PD AGGREGATE BOND INDEX PORTFOLIO

Information Classification: Limited Access

PD HIGH YIELD BOND MARKET PORTFOLIO
PD LARGE CAP GROWTH INDEX PORTFOLIO
PD LARGE CAP VALUE INDEX PORTFOLIO
PD SMALL CAP GROWTH INDEX PORTFOLIO
PD SMALL CAP VALUE INDEX PORTFOLIO
PD INTERNATIONAL LARGE CAP INDEX PORTFOLIO (formerly named PD International Large Cap Portfolio)
PD EMERGING MARKETS INDEX PORTFOLIO (formerly named PD Emerging Markets Portfolio)
PD 1-3 YEAR CORPORATE BOND PORTFOLIO
PD MID-CAP INDEX PORTFOLIO

Non U.S. Fixed Income Portfolios

EMERGING MARKET DEBT PORTFOLIO

Non U.S. Equity Portfolios

INTERNATIONAL VALUE PORTFOLIO
EMERGING MARKETS PORTFOLIO
INTERNATIONAL LARGE-CAP PORTFOLIO
INTERNATIONAL SMALL CAP PORTFOLIO

Asset Allocation/Balanced Portfolios

ESG DIVERSIFIED PORTFOLIO
PD CONSERVATIVE GROWTH PORTFOLIO
PD MODERATE GROWTH PORTFOLIO
PD GROWTH PORTFOLIO
PORTFOLIO OPTIMIZATION CONSERVATIVE PORTFOLIO
PORTFOLIO OPTIMIZATION MODERATE CONSERVATIVE PORTFOLIO
PORTFOLIO OPTIMIZATION MODERATE PORTFOLIO
PORTFOLIO OPTIMIZATION GROWTH PORTFOLIO
PORTFOLIO OPTIMIZATION AGGRESSIVE GROWTH PORTFOLIO
DFA BALANCE ALLOCATION PORTFOLIO

Information Classification: Limited Access

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